UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 22, 2021

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock, Par Value $0.01 Per Share; Common stock traded on the New York Stock Exchange ; trading symbol UFS.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, On May 10, 2021, Domtar Corporation, a Delaware corporation (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Karta Halten B.V., a private limited company organized under the laws of the Netherlands (“Parent”), Paper Excellence B.V., a private limited company organized under the laws of the Netherlands, Hervey Investments B.V., a private limited company organized under the laws of the Netherlands, and Pearl Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

On June 29, 2021, the Company filed a definitive proxy statement in connection with the special meeting of the stockholders of the Company to consider and vote on a proposal to adopt the Merger Agreement.

On June 17, 2021 and June 30, 2021, the Company received demand letters (the “Demand Letters”) from stockholders for supplemental disclosures regarding the Merger.

The definitive proxy statement is modified and supplemented by, and should be read as part of, and in conjunction with, the disclosures set forth in this current report on Form 8-K. To the extent that information in this current report on Form 8-K differs from or updates information contained in the definitve proxy statement, the information in this current report on Form 8-K shall supplement or modify the information in the definitve proxy statement.

Supplemental Disclosures

The Company is making the following supplemental disclosures to the definitive proxy statement in connection with its response to the Demand Letters. The Company believes that no further disclosure is required to supplement the definitive proxy statement under applicable law. Nothing in this supplemental disclosure shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to those terms in the definitive proxy statement. All page references are to the definitive proxy statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the definitive proxy statement. For the avoidance of doubt, no deletion of any text or information omitted from this supplemental disclosure is intended.

The disclosure in the section entitled “Background of the Merger”, beginning on page 38 of the definitive proxy statement, is hereby modified by deleting the struck through text and inserting the new text underlined in the below portions of such section.

From time to time over the course of the next two years, Barclays remained in contact with Mr. Williams and indicated that it believed PE was still interested in a potential transaction, but no further discussions occurred between the Company and PE during this period. The Board was kept apprised of all material discussions with Barclays during this period.

On January 8, 2021, the Company announced an agreement to sell its personal care business to AIP ~~p~~Partners for $920 million in cash (the “AIP Transaction”). The Company announced that it would use the proceeds to reduce debt by $600 million and to repurchase $300 million in Company common stock. The transaction closed on March 1, 2021. The AIP Transaction was executed prior to PE’s renewed expression of interest in a transaction, and there was no nexus between the AIP Transaction and a potential transaction with PE.

On March 31, 2021, the parties executed a new bilateral non-disclosure agreement, which contained customary standstill and non-solicitation provisions, and a “clean team” addendum with respect to competitively sensitive information. The standstill provision would expire in the event (i) of the entry by the Company or one of its affiliates into a binding definitive agreement with any third party to effect an Alternative Transaction, (ii) of the public announcement by the Company that it is engaged in a process to review to its strategic alternatives (including with respect to potential Alternative Transactions) or (iii) that a tender or exchange offer, which if consummated would constitute an Alternative Transaction, is made for securities of the Company and the board of directors of the Company fails to recommend that its stockholders reject such offer within ten business days from the date of commencement of such offer. The term “Alternative Transaction”, with respect to the Company, is defined in the non-disclosure agreement to mean any proposal or offer (other than a proposal or offer by PE or its affiliates) made by any person relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition of more than 50% of the assets of the Company and its subsidiaries, taken as a whole, or assets comprising 50% or more of the consolidated revenues or EBITDA of the Company and its subsidiaries, taken as a whole, including in any such case through the acquisition of one or more subsidiaries of the other party or (b) acquisition in any manner by any person or group of more than 50% of the Company’s equity securities.

The disclosure in the section entitled “Opinion of Morgan Stanley & Co. LLC” is hereby modified by inserting the new text underlined in the below portion of such section in the sub-section “Summary of Financial Analyses—Discounted Cash Flow Analysis”, beginning on page 53 of the definitive proxy statement.

The estimated unlevered free cash flows and the range of terminal values were then discounted to present values as of March 31, 2021 by assuming the mid-year convention and using a range of discount rates of between 8.2% and 9.8%, which range of discount rates was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect the Company’s estimated weighted average cost of capital based on the capital asset pricing model.

The disclosure in the section entitled “Opinion of Morgan Stanley & Co. LLC” is hereby modified by inserting the new text underlined in the below portion of such section in the sub-section “Summary of Financial Analyses— Discounted Equity Value Analysis”, beginning on page 53 of the definitive proxy statement.

Morgan Stanley then discounted the resulting ranges of equity value per share of Company common stock to March 31, 2021 at a discount rate of 10.0%, selected by Morgan Stanley based on the application of its professional judgment and experience to reflect the Company’s cost of equity based on the capital asset pricing model.

The disclosure in the section entitled “Opinion of Morgan Stanley & Co. LLC” is hereby modified by inserting the new text underlined in the below portion of such section in the sub-section “Summary of Financial Analyses— Publicly Traded Comparable Companies Analysis”, beginning on page 54 of the definitive proxy statement.

Publicly Traded Comparable Companies Analysis. Morgan Stanley performed a publicly traded comparable companies analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, certain future financial information for the Company with corresponding future financial information, ratios and public market multiples for other companies that shared certain similar characteristics to the Company (the “comparable companies”). Morgan Stanley chose comparable companies that it judged to be similar in certain respects to the Company’s business or aspects thereof based on Morgan Stanley’s professional judgment and experience.

The disclosure in the section entitled “Opinion of Morgan Stanley & Co. LLC” is hereby modified by deleting the struck through text and inserting the new text underlined in the below portion of such section in the sub-section “General”, beginning on page 56 of the definitive proxy statement.

~~In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to the Company and have received aggregate fees in connection with such services of approximately $10 million to $20 million in the aggregate. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have not received any fees from any of the Parent Parties in connection with financial advisory or financing services.~~ In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financial advisory services to the Company and have received aggregate fees in connection with such services of approximately $10 million to $15 million in the aggregate. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have also provided financing services to the Company and have received aggregate fees in connection with such services of less than $1 million in the aggregate. In addition, Morgan Stanley or an affiliate thereof is currently (and was as of the date of its opinion) a lender to the Company. Morgan Stanley may also seek to provide financial advisory and financing services to the Company or the Parent Parties and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Domtar and Karta Halten B.V. In connection with the proposed merger, Domtar has filed a definitive proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement and other documents filed by Domtar with the SEC at http://www.sec.gov. Free copies of the proxy statement and Domtar’s other filings with the SEC may also be obtained from Domtar. Free copies of documents filed with the SEC by Domtar will be made available free of charge on Domtar’s investor relations website at https://www.domtar.com/en/who-we-are/investors-governance/investors.

PARTICIPANTS IN THE MERGER SOLICITATION

Domtar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Domtar’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Domtar is set forth in Domtar’s annual proxy, which was filed with the SEC on March 25, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this article, and other written and oral statements made from time to time by us or on our behalf are based on current expectations, projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance including the proposed transaction between Domtar and Parent. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 22, 2021